UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2018

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 600 Grant Street Suite 5100 Pittsburgh, Pennsylvania		15219

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 248-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2018, the Board of Directors (the “Board”) of Kennametal Inc. (the “Company” or “Kennametal”) announced the appointment of Carlonda R. Reilly, Ph.D., to serve as Vice President and Chief Technology Officer, effective September 6, 2018, reporting to President and CEO, Christopher Rossi. Dr. Reilly will replace Dr. Robert Clemens, who will be retiring from the position of Vice President and Chief Technology Officer effective September 6, 2018, but who will remain an employee of the Company through January 2019. Dr. Clemens joined Kennametal in March 2013 and has served more than five years as Vice President and Chief Technology Officer.

Item 8.01 Other Events.

On August 27, 2018, the Company issued a press release announcing the retirement of Dr. Robert Clemens as Vice President and Chief Technology Officer and Dr. Carlonda R. Reilly’s appointment as Vice President and Chief Technology Officer. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated August 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2018	Kennametal Inc.

	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel